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                                                                Exhibit 10.5.h

                                                             FROM THE OFFICE OF

                         STANDARD FORM COMMERCIAL LEASE

1. PARTIES               E & S Associates
   (fill in)             LESSOR, which expression shall include its heirs,
                         successors, and assigns where the context so admits, does hereby lease to Manchester Equipment Company, Inc., a New York Corporation, doing business at 160
                         Oser Avenue, Hauppauge, NY 11788
                         LESSEE, which expression shall include their successors, executors, administrators, and assigns where the context so admits, and the LESSEE hereby leases the following described premises:

2. PREMISES              Suite 211 consisting of approximately 2070 rentable
   (fill in and include, square feet located on the second floor of the Needham if applicable, suite Office Building, 161 Highland Avenue, Needham, MA 02194 number, floor number, and square feet)
                         together with the right to use in common, with others entitled thereto, the hallways, stairways, and elevators necessary for access to said leased premises, and lavatories thereto.

3. TERM                  The term of this lease shall be for not less than five
   (fill in)             (5) years commencing on April 15, 1992 and ending on
                         April 30, 1997.

4. RENT                  The LESSEE shall pay to the LESSOR rent at the rate of
   (fill in)                       dollars per year, payable in advance in
                         monthly installments of               . See Section 23

5. SECURITY              Upon the execution of this lease, the LESSEE shall pay
   DEPOSIT               to the LESSOR the amount of $3450.00 dollars, which
   (fill in)             shall be held as a security for the LESSEE's
                         performance as herein provided and refunded to the LESSEE at the end of this lease subject to the LESSEE's satisfactory compliance with the conditions hereof.

6. RENT                  If in any tax year commencing with the fiscal year
   ADJUSTMENT            1993, the real estate taxes on the land and buildings,
                         of which the leased premises are a part, are in excess
                         of the amount of the real estate taxes thereon for the
   A. TAX                fiscal year 1992 (hereinafter called the "Base Year"),
      ESCALATION         LESSEE will pay to LESSOR as additional rent hereunder,
      (fill in or        when and as designated by notice in writing by LESSOR,
       delete)           8 per cent of such excess that may occur in each year
                         of the term of this lease or any extension or renewal thereof and proportionately for any part of a fiscal year. If the LESSOR obtains an abatement of any such excess real estate tax, a proportionate share of such abatement, less the reasonable fees and costs incurred in obtaining the same, if any, shall be refunded to the LESSEE.

   B. OPERATING          The LESSEE shall pay to the LESSOR as additional rent
      COST               hereunder when and as designated by notice in writing
      ESCALATION         by LESSOR, 8 per cent of any increase in operating
      (fill in or        expenses over those incurred during the calendar year
       delete)           1992. Operating expenses are defined for the purposes
                         of this agreement as: Heat, Light and Power, Insurance, Licenses and Fees, Management Fees, Payroll,
                         Professional Services, Repairs and Maintenance, Water and all other charges normally incurred in the operation of said property.

                         This increase shall be prorated should this lease be in effect with respect to only a portion of any calendar year.

   C. CONSUMER           (1) LESSEE agrees that in the event the "Consumer Price
      PRICE              Index for Urban Wage Earners and Clerical Workers, U.S.
      ESCALATION         City Average, All Items (1967 = 100)" (Hereinafter
      (fill in or        referred to as the "Price Index") published by the
       delete)           Bureau of Labor Statistics of the United States
                         Department of Labor, or any comparable successor or
                         substitute index designated by the LESSOR appropriately
                         adjusted, reflects an increase in the cost of living
                         over and above the cost of living as reflected by the
                         Price Index for the month of       , 19   (hereinafter
                         called the "Base Price Index"), the Basic Rent shall be adjusted in accordance with sub-paragraph (2) of this Article.

                                            Not Applicable

       COPYRIGHT (C) 1968
GREATER BOSTON REAL ESTATE BOARD
         REVISED 1981

All rights reserved. This form may not be copied or reproduced in whole or in part in any manner whatsoever without the prior ex-
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                         (2) Commencing as of the first anniversary of the Term
                         Commencement Date, there shall be an adjustment (hereinafter referred to as "Adjustment") in the Basic Rent calculated by multiplying the Basic Rent set forth in Article 4 of the lease by a fraction, the numerator of which shall be the Price Index for the month of
                                  , 19   and the denominator of which (for each
                         such fraction) shall be the Base Price Index; PROVIDED, HOWEVER, no Adjustment shall reduce the Basic Rent as previously payable in accordance with this Article or in Article 4 of this lease.

                                            Not Applicable

                         (3) In the event the Price Index ceases to use the 1967 average of 100 as the basis of calculation, or if a substantial change is made in the terms or number of items contained in the Price Index, then the Price Index shall be adjusted to the figure that would have been arrived at had the manner of computing the Price Index in effect at the date of this lease not been changed.

                                            Not Applicable

 7. UTILITIES            The LESSEE shall pay, as they become due, all bills for
                         electricity and other utilities (whether they are used
                         for furnishing heat or other purposes) that are
 delete "air             furnished to the leased premises and presently
 conditioning"           separately metered, and all bills for fuel furnished to
 not applicable          a separate tank servicing the leased premises
                         exclusively. The LESSOR agrees to provide all other utility service and to furnish reasonably hot and cold water and reasonable heat and air conditioning (except to the extent that the same are furnished through separately metered utilities or separate fuel tanks as set forth above) to the leased premises, the hallways, stairways, elevators, and lavatories during normal business hours on regular business days of the heating and air conditioning seasons of each year, to furnish elevator service and to light passageways and stairways during business hours, and to furnish such cleaning service as is customary in similar buildings in said city or town, all subject to interruption due to any accident, to the making of repairs, alterations, or improvements, to labor difficulties, to trouble in obtaining fuel, electricity, service, or supplies from the sources from which they are usually obtained for said building, or to any cause beyond the LESSOR's control.

                         LESSOR shall have no obligation to provide utilities or equipment other than the utilities and equipment within the premises as of the commencement date of this lease. In the event LESSEE requires additional utilities or equipment, the installation and maintenance thereof shall be the LESSEE's sole obligation, provided that such installation shall be subject to the written consent of the LESSOR.

 8. USE OF LEASED        The LESSEE shall use the leased premises only for the
    PREMISES             purpose of Office use
    (fill in)

 9. COMPLIANCE           The LESSEE acknowledges that no trade or occupation
    WITH LAWS            shall be conducted in the leased premises or use made
                         thereof which will be unlawful, improper, noisy or offensive, or contrary to any law or any municipal by-law or ordinance in force in the city or town in which the premises are situated.

10. FIRE INSURANCE       The LESSEE shall not permit any use of the leased
                         premises which will make voidable any insurance on the property of which the leased premises are a part, or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating
                         Association, or any similar body succeeding to its powers. The LESSEE shall on demand reimburse the LESSOR, and all other tenants, all extra insurance premiums caused by the LESSEE's use of the premises.

11. MAINTENANCE          The LESSEE agrees to maintain the leased premises in
                         good condition, damage by fire and other casualty only
    A. LESSEE'S          excepted, and whenever necessary. to replace plate
       OBLIGATIONS       glass and other glass therein, acknowledging that the
                         leased premises are now in good order and the glass whole. The LESSEE shall not permit the leased premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste. LESSEE shall obtain written consent of LESSOR before erecting any sign on the premises.
                         Lessor will supply initial door and building directory signage.

    B. LESSOR'S          The LESSOR agrees to maintain the structure of the
       OBLIGATIONS       building of which the leased premises are a part in the
                         same condition as it is at the commencement of the term or as it may be put in during the term of this lease, reasonable wear and tear, damage by fire and other casualty only excepted, unless such maintenance is required because of the LESSEE or those for whose conduct the LESSEE is legally responsible.

    ALTERATIONS -        The LESSEE shall not make structural alterations or
    ADDITIONS            additions to the leased premises, but may make
                         non-structural alterations provided the LESSOR consents thereto in writing, which consent shall not be unreasonably withheld or delayed. All such allowed alterations shall be at LESSEE's expense and shall be in quality at least equal to the present construction.
                         LESSEE shall not permit any mechanics' liens, or similar liens, to remain upon the leased premises for labor and material furnished to LESSEE or claimed to have been furnished to LESSEE in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released of record forthwith without cost to LESSOR. Any alterations or improvements made by the LESSEE shall become the property of the LESSOR at the termination of occupancy as provided herein.

    ASSIGNMENT -         The LESSEE shall not assign or sublet the whole or any
    SUBLEASING           part of the leased premises without LESSOR's prior
                         written consent. Notwithstanding such consent, LESSEE shall remain liable to LESSOR for the payment of all rent and for the full performance of the covenants and conditions of this lease.

                            such consent shall not be unreasonably withheld


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SUBORDINATION   This lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, now or at any time hereafter, a lien or liens on the property of which the leased premises are a part and the LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages, deeds of trust or other such instruments in the nature of a mortgage.

LESSOR'S        The LESSOR or agents of the LESSOR may, at reasonable times,
ACCESS          enter to view the leased premises and may remove placards and signs not approved and affixed as herein provided, and make repairs and alterations as LESSOR should elect to do and may show the leased premises to others, and at any time within three (3) months before the expiration of the term, may affix to any suitable part of the leased premises a notice for letting or selling the leased premises or property of which the leased premises are a part and keep the same so affixed without hindrance or molestation. A representative of the Lessee shall be present at such times excluding emergencies.

INDEMNIFI-      The removal of snow and ice from the sidewalks bordering upon
CATION AND      the leased premises shall be Lessor's responsibility.
LIABILITY
(fill in)

LESSEE'S        The LESSEE shall maintain with respect to the leased premises
LIABILITY       and the property of which the leased premises are a part
INSURANCE       comprehensive public liability insurance in the amount of
(fill in)       $1,000,000.00 with property damage insurance in limits of
                single aggregate* in responsible companies qualified to do business in Massachusetts and in good standing therein insuring the LESSOR as well as LESSEE against injury to persons or damage to property as provided. The LESSEE shall deposit with the LESSOR certificates for such insurance at or prior to the commencement of the term, and thereafter within thirty (30) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be cancelled without at least ten (10) days prior written notice to each assured named therein.
                         *limit of liability

FIRE,           Should a substantial portion of the leased premises, or of the
CASUALTY -      property of which they are a part, be substantially damaged by
EMINENT         fire or other casualty, or be taken by eminent domain, the
DOMAIN          LESSOR may elect to terminate this lease. When such fire,
                casualty, or taking renders the leased premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made, and the LESSEE may elect to terminate this lease if:
                        (a) The LESSOR fails to give written notice within thirty (30) days of intention to restore leased premises, or
                        (b) The LESSOR fails to restore the leased premises to a condition substantially suitable for their intended use within ninety (90) days of said fire, casualty or taking.
                The LESSOR reserves, and the LESSEE grants to the LESSOR, all rights which the LESSEE may have for damages or injury to the leased premises for any taking by eminent domain, except for damage to the LESSEE'S fixtures, property, or equipment.

DEFAULT         In the event that:
AND                     (a)  The LESSEE shall default in the payment of any
BANKRUPTCY                   installment of rent or other sum herein specified
(fill in)                    and such default shall continue for ten (10) days
                             after written notice thereof; or
                        (b)  The LESSEE shall default in the observance or
                             performance of any other of the LESSEE's covenants, agreements, or obligations hereunder and such default shall not be corrected within thirty (30) days after written notice thereof; or
                        (c)  The LESSEE shall be declared bankrupt or insolvent
                             according to law, or, if any assignment shall be made of LESSEE's property for the benefit of creditors,

                then the LESSOR shall have the right thereafter, while such default continues, to re-enter and take complete possession of the leased premises, to declare the term of this lease ended, and remove the LESSEE's effects, without prejudice to any remedies which might be otherwise used for arrears of rent or other default. The LESSEE shall indemnify the LESSOR against all loss of rent and other payments which the LESSOR may incur by reason of such termination during the residue of the term. If the LESSEE shall default, after reasonable notice thereof, in the observance or performance of any conditions or covenants on LESSEE's part to be observed or performed under or by virtue of any of the provisions in any article of this lease, the LESSOR, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the LESSEE. If the LESSOR makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to, reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations insured, with interest at the rate of 18 percent per annum and costs, shall be paid to the LESSOR by the LESSEE as additional rent.

NOTICE          Any notice from the LESSOR to the LESSEE relating to the leased
(fill in)       premises or to the occupancy thereof, shall be deemed duly served, if left at the leased premises addressed to the LESSEE, or if mailed to the leased premises, registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSEE. Any notice from the LESSEE to the LESSOR relating to the leased premises or to the occupancy thereof, shall be deemed duly served, if mailed to the LESSOR by registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSOR at such address as the LESSOR may from time to time advise in writing. All rent notices shall be paid and sent to the LESSOR at 161 Highland Avenue, Needham, MA 02194.



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21.  SURRENDER    The LESSEE shall at the expiration or other termination of this lease remove all LESSEE's goods and effects from the leased premises, (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the LESSEE, either inside or outside the leased premises). LESSEE shall deliver to the LESSOR the leased premises and all keys, locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the leased premises, in good condition, damage by fire or other casualty only excepted. In the event of the LESSEE's failure to remove any of LESSEE's property from the premises, LESSOR is hereby authorized, without liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE, to remove and store any of the property at LESSEE's expense, or to retain same under LESSOR's control or to sell at public or private sale, without notice any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.

22. BROKERAGE     The Broker(s) named herein None
    (Fill in or
     delete)      warrant(s) that he (they) is (are) duly licensed as such by the Commonwealth of Massachusetts, and join(s) in this agreement and become(s) a party hereto, insofar as any provisions of this agreement expressly apply to him (them), and to any amendments or modifications of such provisions to which he (they) agree(s) in writing.

                  LESSOR agrees to pay the above-named Broker upon the term commencement date a fee for professional services of or pursuant to Broker's attached commission schedule.

23. OTHER         It is also understood and agreed that
    PROVISIONS

                  1. The Lessee shall pay to the Lessor rent at the rate of:
                     $20,700.00 per year payable in advance in monthly installments of $ 1725.00 for years 1 through 3, and $22,770.00 per year payable in advance in monthly installments of $1897.50 for years 4 and 5.

                  2. Lessee will have one 5 year option to renew the Lease at the, then current, market rate rents, not to exceed $18.00 PSF for the first year of said option.

                  3. Lessor will, at Lessor's sole expense, build-out the
                     demised premise in accordance with the attached plan. (Exhibit A), and in accordance with the Standard Tenant Leasehold Allowances attached. (Exhibit B)

WITNESS WHEREOF, the said parties hereunto set their hands and seals this 26th day of February, 1992.


/s/ BARRY STEINBERG                     /s/
_____________________________________   ______________________________________
LESSEE  Manchester Equipment Company    LESSOR   E & S Realty Associates
        Inc.
        authorized signature

_____________________________________   ______________________________________
LESSEE                                  LESSOR


                     _____________________________________






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                                                                      EXHIBIT A




                                  [BLUEPRINT]



PLAN -- MANCHESTER EQUIPMENT CO., INC.

FEBRUARY 7, 1992


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                                   EXHIBIT B

                      STANDARD TENANT LEASEHOLD ALLOWANCE


Landlord shall perform the following work and installation in the demised premises at Landlord's sole cost and expense (except as may expressly be otherwise provided herein) in the initial preparation for Tenant's occupancy.

I.       Partitions

         Partitions within a single premises will be metal studs with one layer of drywall on each side. Partitions will extend from the floor to the underside of the acoustic tile ceiling. Demising partitions will be insulated.

II.     Doors

         All doors within a single premises will be 7 foot by 3 foot, solid core with natural birch veneer. Door frames will be pressed metal. Hardware will include 1 1/2 pairs of butts, one standard duty latchset and one door stop.

III.     Ceilings

         All ceilings will be mechanically suspended acousticaltile in a grid system. Tiles shall be mineral fiber.

IV.      Floor Coverings

         Within demised premises, Tenants will select carpeting from Building Standard samples.

V.       Painting and Wall Coverings

         All wall surfaces shall receive two coats of flat paint. Color selection will be made from Building Standard samples with not more than two colors per room.

IV.      Lighting

         Landlord will supply and install 2' x 4' recessed Parabolic fluorescent lighting fixtures containing three, 40-watt rapid-start tubes at a ratio of one fixture per 80 square feet of net rentable area, or as otherwise required.

VII.     Electric Outlets

         One standard wall base duplex electrical outlet will be provided for each 150 square feet of net usable area, or as otherwise required, as noted on Exhibit A.